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                                                                    Exhibit 4.7


                                DECLARATION OF TRUST
                                         OF
                            MDC CAPITAL FUNDING TRUST I

     This Declaration of Trust, dated as of January 8, 1999 between M.D.C. Holdings, Inc., a Delaware corporation, as "Sponsor", and Daniel S. Japha, as "Regular Trustee" and First Chicago Delaware Inc. as "Delaware Trustee" (the Delaware Trustee and the Regular Trustee together, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as MDC CAPITAL FUNDING TRUST I (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate.
The Trustees hereby declare that they will hold the trust estate for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section 3801 ET SEQ. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust.
The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor and the Regular Trustee hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Common Securities and Capital Securities of the Trust and certain other securities and any other necessary documents relating thereto and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under Section 12 of the Securities Exchange Act of 1934, as amended; (ii) to file with one or more national securities exchange (each, an "Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other

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applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities and Common Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ"); (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities and Common Securities under the securities or "Blue Sky" laws; (iv) to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Capital Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; and (vi) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer/manager agreements, escrow agreements, registration rights agreements and other related agreements providing for or relating to the sale of the Capital Securities and Common Securities of the Trust. In the event that any filing referred to in clauses
(i), (ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or Blue Sky laws, to be executed on behalf of the Trust by one of the Trustees, the Sponsor and any of the Trustees appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. It being understood that First Chicago Delaware Inc., in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the NASD or any other national stock exchange or state securities or blue sky laws.

     5. This Declaration of Trust may be executed in one or more counterparts.

     6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any of the Trustees at any time. Any of the Trustees may resign upon thirty days' prior notice to the Sponsor PROVIDED, HOWEVER, such notice shall not be required if it is waived by the Sponsor.

     7. First Chicago Delaware Inc., in its capacity as Trustee, shall not have any of the powers or duties of the trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807(a) of the Business Trust Act.

     8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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      IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.


                                       M.D.C. HOLDINGS, INC.,
                                          as Sponsor


                                       By:  /s/ Daniel S. Japha
                                          ---------------------------
                                          Name: Daniel S. Japha
                                               ----------------------
                                          Title: Secretary
                                                ---------------------



                                       FIRST CHICAGO DELAWARE INC.,
                                          as Trustee


                                       By:  /s/ Steven M. Wagner
                                          ---------------------------
                                          Name: Steven M. Wagner
                                               ----------------------
                                          Title: Vice President
                                                ---------------------


                                       /s/ Daniel S. Japha
                                       ------------------------------
                                       Daniel S. Japha
                                          as Regular Trustee